SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 9, 2002

KIMBALL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506

(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (812) 482-1600

Not Applicable

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

On April 9, 2002, Kimball International, Inc. decided to dismiss Arthur Andersen LLP ("Andersen") as its independent auditors and to engage Deloitte & Touche LLP to serve as the Company's new independent auditors. The change in auditors will become effective immediately and Deloitte & Touche will complete the quarterly review of the Company's financial statements for the fiscal quarter ended March 31, 2002. This decision was approved by the Company's Board of Directors upon the recommendation of its Audit Committee.

During the two most recent fiscal years ended June 30, 2001 and 2000, and the subsequent interim period through April 9, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter in connection with their report on Kimball's consolidated financial statements for such years; and there were no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Andersen on the consolidated financial statements of the Company as of and for the fiscal years ended June 30, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided Andersen with a copy of the foregoing disclosures. A copy of Andersen's letter is attached as Exhibit 16, dated April 9, 2002, stating its agreement with such statements.

During the two most recent fiscal years ended June 30, 2001, and the subsequent interim period through April 9, 2002, the Company did not consult with Deloitte & Touche regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

(16)  Letter of Arthur Andersen LLP regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Robert F. Schneider

ROBERT F. SCHNEIDER Executive Vice President, Chief Financial Officer Treasurer

Date: April 9, 2002

Exhibit Index

Exhibit No.	Description

16	Letter of Arthur Andersen LLP regarding change in certifying accountant